Calculation of Filing Fee Tables

Form S-3

(Form Type)

EVE HOLDING, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.001 per share	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$500,000,000(1)	—(2)	$500,000,000	0.00014760	$73,800.00
	Equity	Primary Offering: Common Stock, par value $0.001 per share	457(c)	45,548,481	3.43(3)	$156,231,290	0.00014760	$23,059.73
	Equity	Secondary Offering: Common Stock, par value $0.001 per share	457(c)	317,715,214(4)	3.43(3)	$1,089,763,184	0.00014760	$160,849.05
	Warrants	Secondary Offering: Warrants to purchase Common Stock	457(g)	14,250,000(7)				(8)
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts							$257,708.78
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$320,338.46(5)
	Net Fee Due							$73,800.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Registrant	Form S-1	333-265337	06/01/2022		$183,908.78	Equity	Common Stock, par value $0.001 per share	353,995,896 (5)	$3,278,001,996.96
	Registrant	Form S-1	333-265337		04/19/2023						$183,908.78(6)

(1) The amount to be registered consists of up to $500,000,000 aggregate offering price of an indeterminate amount of common stock, preferred stock and/or warrants of the registrant. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock registered hereby, or (ii) shares of common stock or preferred stock as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The proposed maximum offering price per unit and the maximum aggregate offering price are based on the average of the $3.54 (high) and $3.32 (low) sales price of the registrant’s common stock as reported on the New York Stock Exchange on July 19, 2025, which date is within five business days prior to the filing of this registration statement.

(4) Shares of common stock registered for resale pursuant to this registration statement are shares which are to be offered by the selling securityholders named herein. In the event of a stock split, stock dividend or recapitalization involving the common stock, the number of shares registered shall automatically be adjusted to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(5) Amount excludes 14,250,000 private placement warrants that were registered but not sold on the Prior Registration Statement (as defined below) because, in accordance with Rule 457(g), the entire registration fee for the private placement warrants was allocated to the common stock underlying such warrants, and no separate fee was payable for such warrants.

(6) The registrant previously filed a registration statement on S-1 (Registration No. 333-265337), initially filed on 06/01/2022 and initially declared effective on January 20, 2023 (the “Prior Registration Statement”), which registered (i) the primary issuance of 61,400,000 shares of common stock (the “Primary Shares”) for a proposed maximum aggregate offering price of $568,564,000; (ii) the resale of 311,780,000 shares of common stock (the “Secondary Shares”) for a proposed maximum aggregate offering price of $2,887,082,800; and (iii) 14,250,000 private placement warrants. A fee of $320,338.46 was previously paid in connection with the offer and sale of the Primary Shares, the Secondary Shares and the 14,250,000 private placement warrants.

44,548,481 Primary Shares, 309,447,415 Secondary Shares and 14,250,000 private placement warrants, respectively (together, the “Unsold Securities”) offered for sale under the Prior Registration Statement were not issued and/ or sold. Pursuant to Rule 457(p), a remaining fee amount of $183,908.78 represents the portion of the registration fee previously paid with respect to the Unsold Securities, which is being used to offset the fee due in connection with the filing of this Registration Statement. The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

(7) Consists of 14,250,000 private placement warrants held by certain parties to the Amended and Restated Registration Rights Agreement.

(8) In accordance with Rule 457(g), the entire registration fee for the 14,250,000 private placement warrants is allocated to the shares of common stock underlying the private placement warrants, and no separate fee is payable for the warrants.